EXHIBIT 23.1


                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1999 included in Career Education Corporation's Form 10-K for the year ended December 31, 1998 and incorporated by reference to Registration Statement on Form S-8 (File No. 333-60335) and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP
                                                 Arthur Andersen LLP

Chicago, Illinois
August 2, 1999